Demand Media Reports Fourth Quarter and Fiscal 2011 Results

•	Record Fourth Quarter and 2011 Revenue and Revenue ex-TAC(1)

•	2011 Adjusted OIBDA(1) Grows 39% to $86 Million

•	Q4 and 2011 Cash Flow from Operations Up Over 30%

•	Fivefold Increase in Q4 Free Cash Flow(1) to $18.3 Million

•	Expands Share Repurchase Program by $25 Million to a Total of $50 Million

SANTA MONICA, CA - February 16, 2012 - Demand Media, Inc. (NYSE: DMD), a leading content and social media company, today reported financial results for the quarter and fiscal year ended December 31, 2011.

"2011finished strong and was led by record revenue from both our Content & Media and Registrar business lines,” said Richard Rosenblatt, Chairman and CEO of Demand Media.  "We enter 2012 positioned to expand our existing business lines while investing in areas where we see significant future growth.  We plan to leverage our data, studio and extensive distribution in new ways to solidify our leadership in the rapidly growing digital content marketplace."

Financial Summary
In millions, except per share amounts
	Three months ended December 31,			Year ended December 31,
	2010	2011	Change	2010	2011	Change
Total Revenue	$73.6	$84.4	15%	$252.9	$324.9	28%

Content & Media Revenue ex-TAC(1)	$43.5	$49.9	15%	$140.7	$193.0	37%
Registrar Revenue	26.8	31.4	17%	100.0	119.4	19%
Total Revenue ex-TAC(1)	$70.3	$81.3	16%	$240.7	$312.4	30%

Income (loss) from Operations(2)	$2.8	$(4.8)	NA	$(0.5)	$(13.1)	NA
Adjusted OIBDA(1)	$20.1	$23.7	18%	$62.0	$86.0	39%
Net income (loss)(2)	$1.0	$(6.4)	NA	$(5.3)	$(18.5)	NA
Adjusted net income(1)	$5.6	$6.8	21%	$15.9	$21.9	38%

EPS(2)	$(0.54)	$(0.08)	NA	$(2.86)	$(0.27)	NA
Adjusted EPS(1)	$0.06	$0.08	33%	$0.18	$0.25	39%

Cash Flow from Operations	$20.9	$27.2	30%	$61.6	$85.3	38%
Free Cash Flow(1)	$3.3	$18.3	455%	$(7.0)	$19.5	NA

(1) Non-GAAP measures are described below and are reconciled to the corresponding GAAP measures in the accompanying tables.
(2) Q4 2011 and full-year 2011 loss from operations and net loss includes $5.9 million of accelerated non-cash amortization expense associated with content intangible assets removed from service in conjunction with the Company's previously announced plan to improve its content creation and distribution platform.

•
Q4 2011 Content & Media revenue ex-TAC grew 15% year-over-year and increased 5% compared to the third quarter of 2011. The 5% sequential improvement represented the second consecutive quarter of accelerating sequential growth and included the return to sequential growth for eHow for the first time since the first quarter of 2011.

•	Q4 2011 Registrar revenue grew 17% year-over-year and 2% compared to the third quarter of 2011. During the fourth quarter of 2011, the number of registered domains grew by a net 482,000 compared to

404,000 in the fourth quarter of 2010, due to growth from new partners and organic growth from resellers.

•
Q4 2011 and year ended December 31, 2011 loss from operations and net loss include $5.9 million of accelerated non-cash amortization expense associated with content intangible assets removed from service in conjunction with the Company's previously announced plan to improve its content creation and distribution platform.

•
Q4 2011 free cash flow grew more than fivefold year-over-year to $18.3 million. The increase was driven by a 30% increase in cash flow from operations, combined with a 13% decrease in capital expenditures and a 59% reduction of investment in intangible assets. The intangible assets investment decline was a result of decreased content spend on eHow as the Company changes its content and distribution platform.

•	At December 31, 2011, cash & cash equivalents balance was $86.0 million.

“Demand Media's record 2011 financial performance, while navigating early year search algorithm challenges, underscores the strength of our complementary advertising and subscription businesses,” said Demand Media's President and CFO Charles Hilliard.  “Importantly, our fourth quarter results delivered both growth and significant free cash flow, reflecting the value of our long-lived content library as well as our disciplined investment approach.”

Business Highlights:
•Demand Media ranked as a top 20 US web property throughout 2011, and ranked #17 in January 20121.

•	Demand Media recently launched the first two major channels in its partnership with YouTube: eHow Home and LIVESTRONG Woman.

•	eHow.com ranked as the #19 website in the US, with 48.2 million unique users in the US in January 2012[1].

•	LIVESTRONG.COM/eHow Health ranked as the #3 Health property in the US based on unique visits in January 2012[1].

•	Cracked.com was the most visited humor site in the US in January 2012, and its audience spent more time on the site than any other comedy website[1].

•	In 2011, Demand Media's Registrar business added 1.7 million domains under management, surpassing the 12 million domain milestone.

•
During the fourth quarter of 2011, Demand Media repurchased 1.9 million shares of common stock for $13.3 million under its Board-authorized $25.0 million share repurchase program.  To date, the Company has repurchased 2.8 million shares of common stock for $20.1 million. On February 8, 2012, Demand Media's Board authorized an increase of $25.0 million to the program, taking its total authorized repurchases to $50.0 million.

(1)    Source: comScore.

Operating Metrics:

	Three months ended December 31,			Year ended December 31,
	2010	2011	% Change	2010	2011	% Change
Content & Media Metrics:
Owned and operated
Page views(1) (in millions)	2,201	2,696	22%	8,234	10,378	26%
RPM(2)	$15.81	$14.53	(8)%	$13.45	$15.14	13%

Network of customer websites
Page views(1) (6)(in millions)	3,866	4,935	28%	13,155	17,436	33%
RPM(2)	$3.11	$2.81	(10)%	$3.20	$2.77	(13)%
RPM ex-TAC(3)	$2.25	$2.18	(3)%	$2.28	$2.06	(10)%

Registrar Metrics:
End of Period # of Domains(4) (in millions)	11.0	12.7	15%	11.0	12.7	15%
Average Revenue per Domain(5)	$9.94	$10.08	1%	$9.96	$10.08	1%
____________________

(1)
Page views represent the total number of web pages viewed across (1) our owned and operated websites and/or (2) our network of customer websites, to the extent that the viewed customer web pages host the Company's monetization, social media and/or content services.

(2)	RPM is defined as Content & Media revenue per one thousand page views.

(3)	RPM ex-TAC is defined as Content & Media Revenue ex-TAC per one thousand page views.

(4)
Domain is defined as an individual domain name paid for by a third-party customer where the domain name is managed through our Registrar service offering.  Beginning July 1, 2011, the number of net new domains has been adjusted to include only new registered domains added to our platform for which the Company has recognized revenue.  Excluding the impact of this change, end of period domains at December 31, 2011 would have increased 22% compared to the corresponding prior-year periods.

(5)
Average revenue per domain is calculated by dividing Registrar revenue for a period by the average number of domains registered in that period.  Average revenue per domain for partial year periods is annualized. Beginning July 1, 2011, the number of net new domains has been adjusted to include only new registered domains added to our platform for which the Company has recognized revenue. Excluding the impact of this change, average revenue per domain during the three months and year ended December 31, 2011 would have decreased 5% and 2%, respectively, compared to the corresponding prior-year periods.

(6)	The Company acquired IndieClick on August 8, 2011, which contributed 1,553 million and 3,069 million page views, respectively, during the three months and year ended December 31, 2011.

Share Repurchase Program Increase
On February 8, 2012, Demand Media's Board of Directors authorized an additional $25 million of share repurchases bringing the share repurchase program to a total of $50 million. Under the program, Demand Media is authorized to repurchase, in addition to the $20.1 million of repurchases to date, up to an additional $29.9 million of its outstanding shares from time to time on the open market or in negotiated transactions. The timing and amounts of any purchases will be based on share price, market conditions and other factors. The program does not require the Company to purchase any specific number of shares and may be suspended or discontinued at management's discretion at any time without prior notice.

Business Outlook
The following forward-looking information includes certain projections made by management as of the date of this press release. The Company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. The factors that may affect results include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission.

Hilliard added, “Our guidance reflects sustained revenue growth throughout 2012, including during the first half of the year where comparisons are challenged by early 2011's search algorithm changes.  As such, we anticipate year-over-year comparisons to improve in the second half of 2012 and Q2's year-over-year revenue growth to accelerate compared to Q1's. In addition, we intend to generate positive free cash flow in 2012 while continuing to make data-driven investments that yield strong returns and long-term growth.”
Excluding up to $5 million of 2012 operating expenses, which the Company expects to incur related to its generic Top Level Domain ("gTLD") initiative, the Company's guidance for the first quarter ending March 31, 2012 and fiscal year ending December 31, 2012 is as follows:
First Quarter 2012

•	Revenue in the range of $81.5 - $83.5 million

•	Revenue ex-TAC in the range of $78.0 - $80.0 million

•	Adjusted EBITDA in the range of $19.0 - $20.0 million

•	Adjusted EPS in the range of $0.05 - $0.06 per share

•	Weighted average diluted shares 87.5 - 88.5 million

Full Year 2012

•	Revenue in the range of $351.0 - $358.0 million

•	Revenue ex-TAC in the range of $337.0 - $344.0 million

•	Adjusted EBITDA in the range of $92.0 - $95.0 million

•	Adjusted EPS in the range of $0.30 - $0.32 per share

•	Weighted average diluted shares 88.0 - 90.0 million

Conference Call and Webcast Information
Demand Media will host a corresponding conference call and live webcast at 5:00 p.m. Eastern time today. To access the conference call, dial 877.565.1268 (for domestic participants) or 937.999.3108 (for international participants). The conference ID is 44670764. To participate on the live call, analysts should dial-in at least 10-minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of the Company's corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use certain non-GAAP financial measures described below. The presentation of this additional financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of Non-GAAP Measures to Unaudited Consolidated Statements of Operations” included at the end of this release.
The non-GAAP financial measures presented are the primary measures used by the Company’s management and board of directors to understand and evaluate its financial performance and operating trends, including period to period comparisons, to prepare and approve its annual budget and to develop short and long term operational plans. Additionally, Adjusted OIBDA/Adjusted EBITDA is the primary measure used by the compensation committee of the Company’s board of directors to establish the target for and fund its annual employee bonus pool. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) management frequently uses them in its discussions with investors, commercial bankers, securities analysts and other users of its financial statements.
Revenue ex-TAC is defined by the Company as GAAP revenue less traffic acquisition costs ("TAC"). TAC comprises the portion of Content & Media GAAP revenue shared with the Company’s network customers. Management believes that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal managerial purposes and helps facilitate a more complete period-to-period understanding of factors and trends affecting the Company’s underlying revenue performance.
Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) is defined by the Company as operating income (loss) before depreciation, amortization, stock-based compensation, as well as the financial impact of acquisition and realignment costs, and any gains or losses on certain asset sales or dispositions. Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, and (3) employee severance payments attributable to acquisition or corporate realignment activities. Management does not consider these expenses to be indicative of the Company’s ongoing operating results or future outlook.
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined by the Company as net income (loss) before income tax expense, other income (expense), interest expense (income), depreciation, amortization, stock-based compensation, as well as the financial impact of acquisition and realignment costs, the operating expenses related to its generic Top Level Domain ("gTLD") initiative, and any gains or losses on certain asset sales or dispositions. Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, and (3) employee severance payments attributable to acquisition or corporate realignment activities. Management does not consider these expenses to be indicative of the Company's ongoing operating results or future outlook.

Management believes that these non-GAAP measures reflect the Company’s business in a manner that allows for meaningful period to period comparisons and analysis of trends. In particular, the exclusion of certain expenses in calculating Adjusted OIBDA and Adjusted EBITDA can provide a useful measure for period to period comparisons of the Company’s underlying recurring revenue and operating costs which is focused more closely on the current costs necessary to utilize previously acquired long-lived assets. In addition, management believes that it can be useful to exclude certain non-cash charges because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions. For example, due to the long-lived nature of a majority of its media content, the revenue generated by the Company’s content assets in a given period bears little relationship to the amount of its investment in content in that same period. Accordingly, management believes that content acquisition costs represent a discretionary long-term capital investment decision undertaken at a point in time. This investment decision is clearly distinguishable from other ongoing business activities, and its discretionary nature and long-term impact differentiate it from specific period transactions, decisions regarding day-to-day operations, and activities that would have an immediate impact on operating or financial performance if materially changed, deferred or terminated.

Adjusted Earnings Per Share is defined by the Company as Adjusted Net Income divided by the weighted average number of shares. Adjusted Net Income is defined by the Company as net income (loss) before the effect of stock-based compensation, amortization of intangible assets acquired via business combinations, accelerated amortization of intangible assets removed from service, acquisition and realignment costs, and any gains or losses on certain asset sales or dispositions, and is calculated using the application of a normalized effective tax rate. Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, and (3) employee severance payments attributable to acquisition or corporate realignment activities. Management does not consider these expenses to be indicative of the Company’s ongoing operating results or future outlook.
Management believes that Adjusted Net Income and Adjusted Earnings Per Share provide investors with additional useful information to measure the Company’s underlying financial performance, particularly from period to period, because these measures are exclusive of certain non-cash expenses not directly related to the operation of its ongoing business (such as amortization of intangible assets acquired via business combinations, as well as certain other non-cash expenses such as purchase accounting adjustments and stock-based compensation) and include a normalized effective tax rate based on the Company’s statutory tax rate.
Discretionary Free Cash Flow is defined by the Company as net cash provided by operating activities excluding cash outflows from acquisition and realignment activities, less capital expenditures to acquire property and equipment. Free Cash Flow is defined by the Company as net cash provided by operating activities excluding cash outflows from acquisition and realignment activities, less capital expenditures to acquire property and equipment and less investments in intangible assets. Management believes that Discretionary Free Cash Flow and Free Cash Flow provide investors with additional useful information to measure operating liquidity because they reflect the Company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. These measures are used by management, and may also be useful for investors, to assess the Company’s ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, potential acquisitions, payment of dividends and share repurchases.
The use of these non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows that affect the Company’s operations. An additional limitation of these non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies may use the same or similarly-named measures but exclude different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within its financial press releases. These non-GAAP financial measures should be considered in addition to, not as a substitute for, measures prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure. The accompanying tables have more details on the GAAP financial measures and the related reconciliations.
About Demand Media
Demand Media, Inc. (NYSE: DMD) is a leading content and social media company that informs and entertains one of the Internet's largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North America, South America and Europe. For more information about Demand Media, please visit www.demandmedia.com

Cautionary Information Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: changes in the methodologies of Internet search engines, including ongoing algorithmic changes made by Google to its search results as well as possible future changes, and the impact such changes may have on page view growth and driving search related traffic to our owned and operated websites and the websites of our network customers; changes to our content creation and distribution platform, including the possible repurposing of content to alternate distribution channels, or the sale or removal of content, as well as our ability to successfully launch and produce new content formats; the inherent challenges of estimating the overall impact on page views and search driven traffic to our owned and operated websites based on the data available to us as Google continues to make adjustments to its search algorithms; our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned and operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future, including video and other formats of text content; our ability to attract and retain freelance creative professionals; changes in our level of investment in media content intangibles; the effects of changes in marketing expenditures or shifts in marketing expenditures; the effects of seasonality on traffic to our owned and operated websites and the websites of our network customers; our ability to continue to add partners to our registrar platform on competitive terms; our ability to successfully pursue our gTLD initiative; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles, and media content or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions, including integrating our recent acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; the impact of governmental regulation; and the effects of discontinuing or discontinued business operations. From time to time, we may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2010 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2011, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Furthermore, as discussed above, the Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.
# # #
(Tables Follow)

Contacts
Investor & Media Contact:
Julie MacMedan
Demand Media
(310) 917-6485
Julie.MacMedan@demandmedia.com

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2010	2011	2010	2011
Revenue	$73,579	$84,415	$252,936	$324,866
Operating expenses
Service costs (exclusive of amortization of intangible assets shown separately below) (1) (2)	36,123	40,198	131,332	155,830
Sales and marketing (1) (2)	7,619	9,325	24,424	37,394
Product development (1) (2)	7,402	9,462	26,538	38,146
General and administrative (1) (2)	10,336	13,803	37,371	59,451
Amortization of intangible assets	9,268	16,393	33,750	47,174
Total operating expenses	70,748	89,181	253,415	337,995
Income (loss) from operations	2,831	(4,766)	(479)	(13,129)
Other income (expense)
Interest income	6	4	25	56
Interest expense	(171)	(151)	(688)	(861)
Other income (expense), net	(122)	(75)	(286)	(413)
Total other expense	(287)	(222)	(949)	(1,218)
Income (loss) before income taxes	2,544	(4,988)	(1,428)	(14,347)
Income tax expense	(1,515)	(1,438)	(3,897)	(4,177)
Net loss	$1,029	$(6,426)	$(5,325)	$(18,524)

(1) Stock-based compensation expense included in the line items above:
Service costs	$205	$711	$868	$2,052
Sales and marketing	758	1,416	2,379	4,857
Product development	476	1,364	1,692	5,013
General and administrative	1,107	3,263	4,750	16,934
Total stock-based compensation expense	$2,546	$6,754	$9,689	$28,856
(2) Depreciation included in the line items above:
Service costs	$4,359	$3,770	$14,783	$16,075
Sales and marketing	59	127	187	423
Product development	350	308	1,346	1,466
General and administrative	535	861	1,950	2,994
Total depreciation	$5,303	$5,066	$18,266	$20,958

Loss per common share:
Net loss	$1,029	$(6,426)	$(5,325)	$(18,524)
Cumulative preferred stock dividends (3)	(8,602)	—	(33,251)	(2,477)
Net loss attributable to common stockholders	$(7,573)	$(6,426)	$(38,576)	$(21,001)

Basic and diluted net loss per share	$(0.54)	$(0.08)	$(2.86)	$(0.27)
Weighted average number of shares	13,966	83,592	13,508	78,646
____________________

(3)	As a result of the Company’s initial public offering which was completed on January 31, 2011, all shares of the Company’s preferred stock were converted to common stock.

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2010	December 31, 2011
Current assets
Cash and cash equivalents	$32,338	$86,035
Accounts receivable, net	26,843	32,665
Prepaid expenses and other current assets	7,360	8,656
Deferred registration costs	44,213	50,636
Total current assets	110,754	177,992

Property and equipment, net	34,975	32,626
Intangible assets, net	102,114	111,304
Goodwill	224,920	256,060
Deferred registration costs	8,037	9,555
Other long-term assets	7,667	2,566
Total assets	$488,467	$590,103

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$8,330	$10,046
Accrued expenses and other current liabilities	29,570	33,932
Deferred tax liabilities	15,248	18,288
Deferred revenue	61,832	71,109
Total current liabilities	114,980	133,375
Deferred revenue	14,106	14,802
Other liabilities	1,043	1,660
Total liabilities	130,129	149,837

Convertible preferred stock
Total convertible preferred stock	373,754	—
Stockholders’ equity (deficit)
Common stock and additional paid-in capital	36,723	528,045
Treasury stock	—	(17,067)
Accumulated other comprehensive income	108	59
Accumulated deficit	(52,247)	(70,771)
Total stockholders’ equity (deficit)	(15,416)	440,266
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$488,467	$590,103

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended December 31,		Year ended December 31,
	2010	2011	2010	2011
Cash flows from operating activities:
Net loss	$1,029	$(6,426)	$(5,325)	$(18,524)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,571	21,459	52,016	68,132
Stock-based compensation	2,470	6,741	9,329	28,730
Other	1,115	1,128	3,374	3,491
Net change in operating assets and liabilities, net of effect of acquisitions	1,747	4,322	2,230	3,520
Net cash provided by operating activities	20,932	27,224	61,624	85,349

Cash flows from investing activities:
Purchases of property and equipment	(4,864)	(4,222)	(21,404)	(18,246)
Purchases of intangibles	(12,791)	(5,294)	(47,192)	(49,283)
Proceeds from maturities and sales of marketable securities, net	—	—	2,300	—
Cash paid for acquisitions	—	(38)	—	(31,010)
Net cash used in investing activities	(17,655)	(9,554)	(66,296)	(98,539)

Cash flows from financing activities:
Payment of debt	—	—	(10,000)	—
Proceeds from issuance of common stock, net	—	(145)	1,552	78,480
Repurchases of common stock	—	(13,336)	—	(17,064)
Proceeds from exercises of stock options and contributions to ESPP	524	3,242	—	7,599
Other	(694)	(532)	(2,089)	(2,079)
Net cash provided by (used in) financing activities	(170)	(10,771)	(10,537)	66,936

Effect of foreign currency on cash and cash equivalents	1	(18)	(61)	(49)

Change in cash and cash equivalents	3,108	6,881	(15,270)	53,697
Cash and cash equivalents, beginning of period	29,230	79,154	47,608	32,338
Cash and cash equivalents, end of period	$32,338	$86,035	$32,338	$86,035

Demand Media, Inc. and Subsidiaries
Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2010	2011	2010	2011
Revenue ex-TAC:
Content & Media revenue	$46,802	$53,032	$152,910	$205,450
Less: traffic acquisition costs (TAC)	(3,302)	(3,111)	(12,213)	(12,495)
Content & Media Revenue ex-TAC	43,500	49,921	140,697	192,955
Registrar revenue	26,777	31,383	100,026	119,416
Total Revenue ex-TAC	$70,277	$81,304	$240,723	$312,371

Adjusted OIBDA:
Income (loss) from operations	$2,831	$(4,766)	$(479)	$(13,129)
Depreciation	5,303	5,066	18,266	20,958
Amortization of intangible assets(1)	9,268	16,393	33,750	47,174
Stock-based compensation	2,546	6,754	9,689	28,856
Acquisition and realignment costs(2)	164	271	779	2,099
Adjusted OIBDA	$20,112	$23,718	$62,005	$85,958

Discretionary and Total Free Cash Flow:
Net cash provided by operating activities	$20,932	$27,224	$61,624	$85,349
Purchases of property and equipment	(4,864)	(4,222)	(21,404)	(18,246)
Acquisition and realignment cash flows	—	602	—	1,670
Discretionary Free Cash Flow	16,068	23,604	40,220	68,773
Purchases of intangible assets	(12,791)	(5,294)	(47,192)	(49,284)
Free Cash Flow	$3,277	$18,310	$(6,972)	$19,489

Adjusted Net Income:
GAAP net income (loss)	$1,029	$(6,426)	$(5,325)	$(18,524)
(a) Stock-based compensation	2,546	6,754	9,689	28,856
(b) Amortization of intangible assets - M&A	3,758	2,974	16,576	12,773
(c) Content intangible assets removed from service(1)	—	5,898	—	5,898
(d) Acquisition and realignment costs(2)	164	271	779	2,099
(e) Income tax effect of items (a) - (d) & application of 38% statutory tax rate to pre-tax income	(1,910)	(2,707)	(5,837)	(9,228)
Adjusted Net Income	$5,587	$6,764	$15,882	$21,874
Non-GAAP Adjusted Net Income per share - diluted	$0.06	$0.08	$0.18	$0.25
Shares used to calculate non-GAAP Adjusted Net Income per share – diluted(3)	87,885	86,758	86,422	88,541
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[1]
In conjunction with its previously announced plans to improve its content creation and distribution platform, the Company elected to remove certain content assets from service, resulting in $5.9 million of accelerated amortization expense in the fourth quarter of 2011.

[2]
Acquisition and realignment costs include non-cash purchase accounting adjustments, acquisition-related legal and accounting professional fees and employee severance payments attributable to corporate realignment activities. Management does not consider these costs to be indicative of the Company’s core operating results.

[3]
Shares used to calculate non-GAAP Adjusted Net Income per share - diluted include the weighted average common stock and restricted stock for the periods presented and all dilutive common stock equivalent at each period. Amounts have been adjusted in all periods to reflect the revised capital structure following the Company’s initial public offering which was completed on January 31, 2011, whereby the Company issued 5,175 shares of common stock and converted certain warrants and all of the convertible preferred stock into 62,155 shares of common stock as if those transactions were consummated on January 1, 2010.

Demand Media, Inc. and Subsidiaries
Unaudited GAAP Revenue, by Revenue Source
(In thousands)

	Three months ended December 31,		Year ended December 31,
	2010	2011	2010	2011
Content & Media:
Owned and operated websites	$34,787	$39,172	$110,770	$157,089
Network of customer websites	12,015	13,860	42,141	48,361
Total Revenue – Content & Media	46,802	53,032	152,911	205,450
Registrar	26,777	31,383	100,026	119,416
Total Revenue	$73,579	$84,415	$252,936	$324,866

	Three months ended December 31,		Year ended December 31,
	2010	2011	2010	2011
Content & Media:
Owned and operated websites	47%	47%	44%	48%
Network of customer websites	16%	16%	17%	15%
Total Revenue – Content & Media	63%	63%	61%	63%
Registrar	37%	37%	39%	37%
Total Revenue	100%	100%	100%	100%